Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Vice President and Chief Financial Officer of Actuant Corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K/A of the Company for the annual period ended August 31, 2003 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2003

By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur